Exhibit 23.5

CONSENT OF VINING SPARKS IBG, L.P.

In connection with the proposed merger of Premier Commercial Bancorp, Anaheim, California and CU Bancorp, Encino, California, the undersigned, acting as an independent financial analyst to the common shareholders of Premier Commercial Bancorp, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

June 19, 2012

/s/ VINING SPARKS IBG, L.P.

VINING SPARKS IBG, L.P. AUSTIN, TEXAS